Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated November 22, 2021 with respect to the audited consolidated financial statements of Visionary Education Technology Holdings Inc. for the years ended March 31, 2021 and 2020.

We also consent to the references to us under the heading — Experts in such Registration Statement.

/s/MNP, LLP

www.mnp.ca

Vancouver, Canada

November 22, 2021